EXHIBIT 99.1

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FOR IMMEDIATE RELEASE

CONTACT:

Rashid Skaf

AMX Corporation

800.222.0193

rashid.skaf@amx.com

AMX Corporation Announces New Chief Financial Officer

— Board of Directors appoints Chris Apple, proven financial executive —

RICHARDSON, TEXAS—June 6, 2003—AMX Corporation (NASDAQ: AMXC), the worldwide leader in advanced control system technology, today announced that effective immediately Chris Apple has been elected by the Board of Directors as Vice President, Chief Financial Officer and Secretary of the Corporation. He has served as interim Chief Financial Officer of the corporation since February of this year. Since December of 2001, Mr. Apple has served as Vice President of Corporate Development with AMX Corporation.

“Chris brings an in-depth knowledge of our company, and industry, and is an outstanding proven senior financial executive. We are very pleased to have him in this key role,” said Bob Carroll, President and Chief Executive Officer. Prior to AMX, Mr. Apple was Vice President and Chief Financial Officer of Ellipsus Systems, Inc. In addition, he has served as Vice President and CFO of BEI Holding Corporation, Director of Corporate Finance at Alcatel, CFO of Answersoft and as Vice President and CFO of Sevin Rosen Funds. Mr. Apple was employed with Ernst & Young from 1986 to 1993. Mr. Apple has a Bachelor’s degree in business from Oklahoma State University and is a Certified Public Accountant.

AMX Corporation

AMX CORPORATION is the worldwide leader in advanced control system technology targeting commercial and residential markets. AMX delivers convenient, easy-to-use solutions that incorporate advanced programming and network applications to simplify your life through technology. AMX’s strategy is to work with leading dealers and distributors to integrate its products with other electronic devices, while continuing to lead the industry in control technology. It’s your world. Take Control.™ For more information about AMX, visit www.amx.com.

Statements made in this press release that state the Company’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, our strategic alliances; the ability to develop distribution channels for new products; our dependence on suppliers, dealers and distributors; reliance on the functionality of systems or equipment, whether our own systems and equipment or those of our customers, dealers, distributors, or manufacturers;

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domestic and international economic conditions; the financial condition of our key customers and suppliers; the complexity of new products; ongoing research and development; our reliance on third party manufacturers; the ability to realize operating efficiencies; dependence on key personnel; the lack of an industry standard; reliance on others for technology; our ability to protect our intellectual property; the quick product life cycle; the resources necessary to compete; the possible effect of government regulations; possible liability for copyright violations on the Internet with the use of our products and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements contained herein include, but are not limited to, forecasts, projections and statements relating to inflation, future acquisitions and anticipated capital expenditures. All forecasts and projections in the report are based on management’s current expectations of the Company’s near term results, based on current information available pertaining to the Company, including the aforementioned risk factors. Actual results could differ materially.

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